UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55617	46-1722812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 12, 2025, SmartStop Self Storage REIT, Inc. (the “Company”) provided the following metrics for the Company’s 2024 same store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2023, excluding five other properties):

•	Physical occupancy as of:

•	January 31, 2025 and January 31, 2024 was 92.3% and 92.6%, respectively.

•	February 28, 2025 and February 29, 2024 was 92.8% and 92.3%, respectively.

•	Monthly web rates as of:

•	January 31, 2025 and January 31, 2024 were $1.08 and $1.09, respectively.

•	February 28, 2025 and February 29, 2024 were $1.02 and $1.17, respectively.

•	Monthly move-in rates as of:

•	January 31, 2025 and January 31, 2024 were $1.00 and $0.95, respectively.

•	February 28, 2025 and February 29, 2024 were $0.89 and $1.07, respectively.

•	Monthly in-place rates as of:

•	January 31, 2025 and January 31, 2024 were $1.64 and $1.58, respectively.

•	February 28, 2025 and February 29, 2024 were $1.63 and $1.57, respectively.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date: March 12, 2025	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer